EXHIBIT 10.4.2

AMENDMENT 2013-1

THE PNC FINANCIAL SERVICES GROUP, INC.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

(as amended and restated as of January 1, 2010)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to (i) permit a special one-time contribution to the Plan on behalf of certain participants who transacted in select State Street Global Advisors funds during the period between April 5, 2013 and April 18, 2013; (ii) reflect changes to the responsibilities of the Plan Manager and the administrative procedures for processing claims and appeals; and (iii) make certain other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED, that, effective January 1, 2013, the Plan is hereby amended as follows:

1. Except with respect to Sections 1.7 (“Committee”), Section 1.29 (“Plan Manager”), Section 5 (“Investment Funds”), Section 9 (“Administration; Delegation”) and Section 13 (“Miscellaneous”), the Plan is amended to replace each reference to “Committee”, “Committee or its delegate”, or “Committee or its designee”, as applicable, with “Plan Manager”.

2. Section 1.29 of the Plan (“Plan Manager”) is amended in its entirety to read as follows:

“1.29	“Plan Manager” means any individual designated to manage the operation of the Plan as herein provided.”

3. Section 3 of the Plan (“Benefits”) is amended to add a new Section 3.6 at the end thereof to read as follows:

“3.6	Special Contribution

A Participant who (i) had deemed investment transactions in the State Street Global Advisors U.S. Bond Index fund; the State Street Global Advisors S&P 500 Index fund; the State Street Global Advisors U.S. Extended Market Index fund; and/or the State Street Global Advisors Global Equity Ex-U.S. Index fund (individually a “SSgA Fund” and together the “SSgA Funds”) during the period between April 5, 2013 and April 18, 2013 (the “Adjustment Period”); (ii) had a net shortage in his Account as a result of the net asset value of such deemed investments being calculated during the Adjustment Period based on the price as of the close of business on the day prior to the Participant’s deemed transaction (the “Prior Day NAV”), rather than the price as of the same day of that deemed transaction (the “Same Day NAV”); and (iii) is identified on a list of eligible Participants maintained by the Plan Manager, shall receive a one-time credit to the Participant’s Account in an amount equal to the (1) the difference between

(A) the net value of the Participant’s deemed transactions in the SSgA Funds during the Affected Period determined using the Prior Day NAV and (B) the net value of the Participant’s deemed transactions in the SSgA Funds during the Affected Period determined using the Same Day NAV, plus (2) interest calculated for the period between June 4, 2013 and June 19, 2013 at the corporate underpayment rate, all as calculated by the Plan Manager, in its sole discretion.”

4. Section 9 of the Plan (“Administration; Delegation”) is amended in its entirety to read as follows:

“SECTION 9

ADMINISTRATION; DELEGATION

The Plan Manager shall administer the Plan and shall have those rights, powers and duties provided to the Committee as under the ISP.

This Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be administered in a manner consistent with that intent. The Committee or its delegate shall administer the Trust, if any.

The Board, the Committee or the Plan Manager may, in its sole discretion, delegate authority hereunder, including but not limited to delegating authority to modify, amend, administer, interpret, construe or vary the Plan, to the extent permitted by applicable law or administrative or regulatory rule.

All administrative costs and expenses of the Plan will be allocated among and deducted from Accounts of all Participants on a pro rata basis in accordance with procedures determined by the Plan Manager.”

5. Section 13.1 of the Plan (“Liability of the Board and the Committee”) is amended in its entirety to read as follows:

“13.1	Liability of the Board, the Personnel and Compensation Committee of the Board the Committee and the Plan Manager

Neither the Board, the Personnel and Compensation Committee of the Board, the Committee, the Plan Manager nor any of their respective delegates will be liable to any person for any action taken or admitted in connection with the administration, interpretation, construction or variance of the Plan.”

6. The first paragraph of Section 13.7 of the Plan (“Construction”) is amended in its entirety to read as follows:

“No rule of strict construction shall be applied against the Corporation, Affiliate, Committee, Board, Personnel and Compensation Committee of the Board nor any other person regarding the interpretation of any terms of this Plan or any rule or procedure established by the Committee.”

7. Section 13.8 of the Plan (“Corporation and Affiliate Liability”) is amended to delete the words “the Committee’s or” from the first sentence thereof.

8. Section 13.10 of the Plan (“Notices”) is amended in its entirety to read as follows:

“13.10	Notices

All notices to the Corporation hereunder shall be delivered to the attention of the Plan Manager acting on its behalf. Any notice or filing required or permitted to be given to the Committee, Plan Manager or the Corporation under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Plan Manager, at the principal office of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 20th day of December, 2013 pursuant to the authority delegated by the PNC’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2013-1 to

The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan]